UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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microHelix, Inc.

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19500 SW 90th Court
Tualatin, Oregon 97062

April __, 2007

Dear Fellow Shareholder:

Our Annual Meeting is scheduled for June 15, 2007. Enclosed please find a copy of our proxy statement for this meeting, as well as a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2006. We encourage you to review our Annual Report to learn more about the Company's operations in 2006.

We look forward to seeing as many of our shareholders as are able to attend the meeting. We recognize, however, that this is impractical for many of you. For this reason, we have enclosed a form of proxy and return envelope that you can use to ensure your shares are represented at the meeting.

At this meeting, shareholders are being asked (1) to elect the directors of microHelix, (2) to approve an increase in our authorized Common Stock to 100,000,000 shares and in our authorized Preferred Stock to 10,000,000 shares, (3) to approve the sale of all of the stock of our subsidiary, Moore Electronics, Inc., and all of our operating assets, and (4) to consider amending the Company's Amended and Restated Articles of Incorporation, as amended, to reflect a 1-for-7 reverse stock split of the Company's outstanding shares of Common Stock. Please take a moment to sign, date and return the enclosed form of proxy. This way your shares will be represented whether or not you are able to attend the meeting.

We thank you for your continuing support of the Company.

Very truly yours, JAMES M. WILLIAMS Chairman of the Board

19500 SW 90th Court
Tualatin, Oregon 97062

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 15, 2007

To the Shareholders of microHelix, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of microHelix, Inc., an Oregon corporation (the "Company"), will be held on Friday, June 15, 2007, at 10:00 a.m. Pacific Time, at the Company's offices at 19500 SW 90th Court, Tualatin, Oregon, 97062 for the following purposes:

1.	To elect three directors to serve until the next annual meeting of shareholders or until their successors are elected.

2.	To consider amending the Company's Amended and Restated Articles of Incorporation, as amended, to increase the number of shares of Common Stock and Preferred Stock the Company is authorized to issue.

3.
To consider the sale of all of the stock of our subsidiary, Moore Electronics, Inc., and of all of the Company's operating assets. Shareholders may be entitled to assert dissenters' rights in connection with the sale, and obtain fair value of their shares. The Oregon Revised Statutes governing dissenters' rights are included in the Company's proxy statement for the Annual Meeting.

4.	To consider amending the Company's Amended and Restated Articles of Incorporation, as amended, to reflect a 1-for-7 reverse stock split of the Company's outstanding shares of Common Stock.

5.	To transact such other business as may properly come before the Annual Meeting.

The Board of Directors of the Company has fixed the close of business on April 13, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record as of the close of business on April 13, 2007 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. The accompanying form of proxy is solicited by the Board of Directors of the Company.

By order of the Board of Directors,

JAMES M. WILLIAMS
Chairman of the Board

Tualatin, Oregon
April __, 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

MICROHELIX, INC.

19500 SW 90th Court
Tualatin, Oregon 97062

PROXY STATEMENT

2007 Annual Meeting of Shareholders

General

This Proxy Statement is being furnished to the shareholders of microHelix, Inc., an Oregon corporation ("microHelix" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of microHelix Common Stock and of microHelix's Series C Preferred Stock for use at the Company's Annual Meeting of Shareholders to be held on June 15, 2007 at the Company's offices at 19500 SW 90th Court, Portland, Oregon, at 10:00 a.m. and at any adjournments or postponements thereof. At the Annual Meeting, shareholders will be asked to (i) elect three members of the Board of Directors; (ii) consider whether to amend the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles") to increase the number of shares of Common Stock and Preferred Stock the Company is authorized to issue; (iii) consider the sale of all of the stock of our subsidiary, Moore Electronics, Inc. ("Moore"), and of all of the Company's operating assets; (iv) to consider whether to amend the Company's Articles to reflect a 1-for-7 reverse stock split of the Company's outstanding Common Stock; and (v) to transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of microHelix on or about April __, 2007.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on April 13, 2007 as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock and of Series C Preferred Stock at the close of business on such date will be entitled to vote at the Annual Meeting. Each share of Common Stock entitles its owner to one vote on all matters properly presented at the Annual Meeting. Each share of Series C Preferred Stock entitles its owner to ten votes, which is equal to the number of shares of Common Stock that may currently be obtained upon conversion of a share of Series C Preferred Stock.

On the record date, there were approximately 60 holders of record and approximately 400 beneficial holders of the 14,485,082 shares of Common Stock outstanding. On the record date, there was one record and beneficial holder of the 279,070 shares of Series C Preferred Stock outstanding, which are entitled to 2,790,700 votes at the Annual Meeting. The total number of votes eligible to be cast at the Annual Meeting is 17,275,782. The presence, in person or by proxy, of a majority of the total number of votes held by holders of Common Stock and of Series C Preferred Stock entitled to vote at the Annual Meeting, or 8,637,892 votes, is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present. All other matters will be approved if the number of votes cast by such holders in favor of the proposal exceeds the number of votes cast opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee for director, and are not counted for or against any proposal at issue. Banks, brokers and other holders of record holding shares for beneficial owners are permitted to vote their customer's shares on the election of directors even if they have not received voting instructions from their customers. Such holders of record may not vote on the other proposals if they have not received instructions from the beneficial owners.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies submitted by shareholders of record will be voted FOR the election of all the nominees named below for election to the Board of Directors, FOR the amendment to the Articles increasing the number of shares of Common Stock and Preferred Stock the Company is authorized to issue, FOR the sale of the stock of Moore and of the Company's operating assets, and FOR the amendment to the Articles to reflect a 1-for-7 reverse stock split of the Company's outstanding Common Stock. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

The Board of Directors does not currently have a policy with regard to the attendance of board members at its annual meeting of shareholders, although all members of the Board of Directors are encouraged to attend if they are available to do so. All six directors then in office attended the 2006 annual meeting of shareholders.

A shareholder who executes a proxy retains the right to revoke it at any time before its exercise. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with Corporate Secretary, microHelix, Inc., 19500 SW 90th Court, Tualatin, Oregon 97062. The proxy may also be revoked by voting in person at the Annual Meeting. All valid, unrevoked proxies will be voted at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, three directors will be elected, each for a one-year term. All members of the Board of Directors will hold office until the next annual meeting of shareholders and the election and qualification of their successors, or until their death, resignation or removal.

Executed but unmarked proxies submitted by shareholders of record will be voted for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Although the current number of directors is three, the Company's Amended and Restated Bylaws, as amended (the "Bylaws") allow the Board to be comprised of up to nine directors. The existing Board of Directors may choose to appoint additional directors prior to the Company's 2007 annual meeting of shareholders.

Information as to Nominees and Continuing Directors.

The following table sets forth the names of the Compensation Committee's  nominees for election as directors. Messrs. Ashton, Williams and McCormick are currently serving as directors of the Company. Also set forth is certain information with respect to each such person's age at April 13, 2007, principal occupation or employment during at least the past five years, the periods during which he or she has served as a director of microHelix and positions currently held with microHelix.

Name	Age	Position
James M. Williams	63	Chairman of the Board
William C. McCormick	72	Director
Steven G. Ashton	62	President, Chief Executive Officer and Assistant Secretary of microHelix and of Moore, Director

James M. Williams has been a director of microHelix since 1998 and was elected Chairman of the Board in April 2003. He was the Chairman of Encore Senior Living, LLC, one of the nation's largest privately-held providers of senior living services, until May 2005. From Encore's inception in 1996 until his retirement in 2001, Mr. Williams was President and Chief Executive Officer. Prior to Encore, Mr. Williams was a co-founder, Chief Operating Officer and Vice-Chairman of Brim, Inc., one of the nation's leading hospital management companies, which merged into Providence Healthcare Inc. in 1996. Mr. Williams obtained a B.S. in Engineering and an M.B.A. from Oregon State University.

William C. McCormick McCormick is Chairman of the Board of Directors of Microfield, Inc., a company focused on energy related systems and products. He was Chairman and Chief Executive Officer of Precision Castparts Corp., a publicly traded aerospace company, from August 1994 to August 2002 and a member of the Board beginning in 1985. Prior to Precision Castparts, Mr. McCormick spent 32 years at General Electric in various businesses, including GE Aircraft Engines, Carboloy Systems, Distribution Equipment, and Industrial Electronics. Mr. McCormick is Chairman and interim CEO of Merix Corporation, a publicly traded manufacturer of high performance interconnect products. He serves on the boards of several other for profit and nonprofit companies. Mr. McCormick also serves on the Advisory Board of Aequitas Capital Management, Inc., a private equity firm ("Aequitas"). Aequitas serves as the exclusive financial adviser of microHelix and is the manager of MH Financial Associates, LLC, which owns certain subordinated debt of microHelix and all of microHelix's issued and outstanding Series C Preferred Stock. Mr. McCormick earned a B.S. Degree in mathematics from the University of Cincinnati.

Steven G. Ashton was appointed President and Chief Executive Officer of Moore in February 2007 and of the Company in March 2007. He has been an independent business coach to CEOs since 2001. From 2001 to 2005, he was a continuous improvement consultant to NRV Incorporated, a public company that manufactures travel trailer and motor coaches. Dr. Ashton was Vice President of Manufacturing at SMC Corporation from 1999 to 2000 and Chief Technology Officer of Ashton Photo Company from 1996 to 1998, where he was also President and CEO from 1976 to 1996. Dr. Ashton received his Ph.D. from the University of Oregon.

The Board of Directors unanimously recommends that shareholders vote FOR the election of the nominees for director.

Board Meetings and Committees

The Board of Directors met seven times in 2006. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors while such director was a director, and the total number of meetings held by all committees of the Board of Directors on which the director served during the relevant period. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee.

The Audit Committee meets with management and our independent registered public accountants to review the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary, and such other matters referred to the Committee. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee charter is not available on the Company's website; however, the charter was included as an exhibit to our proxy statement for our 2006 Annual Meeting. The Audit Committee met six times in 2006. The Audit Committee currently consists of Messrs. Williams and McCormick, both of whom are considered independent directors. Terrence Rixford, who served on the Audit Committee in 2006, was not considered an independent director since he was employed by the Company within the past three years. Mr. Rixford was qualified as an audit committee financial expert. The Audit Committee does not currently have an Audit Committee financial expert because a replacement for Mr. Rixford has not yet been appointed.

The Compensation Committee has the responsibility to nominate candidates to serve on the Board of Directors. The Compensation Committee will consider director candidates recommended by shareholders. Any such nominations, together with appropriate biographical information, should be submitted to the Company in accordance with the Company's policies governing submissions of nominees discussed below. Any candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates. The Compensation Committee does not have a written charter.

Qualifications for consideration as a Board of Directors nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board of Directors composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Compensation Committee evaluates potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing such other information as may be deemed relevant. The Committee recommends candidates for nomination as directors for shareholders to consider and vote upon at the Annual Meeting. The Company does not currently employ an executive search firm, or pay a fee to any third party, to locate qualified candidates for director positions.

A shareholder wishing to nominate a candidate for election to the Company's Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected may submit a written notice of his or her nomination of a candidate to the Company's Secretary at the Company's principal executive offices. The submission must be received at the Company's principal executive offices a reasonable time before the Company begins to print and mail its proxy materials.

A shareholder's notice to the Secretary, in order to be valid, must set forth (i) the name and address of the shareholder, as they appear on the Company's books, as well as the shareholder's business and residence address and telephone number; (ii) the class and number of shares of the Company which are beneficially owned by the shareholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) any relationship of the shareholder to the proposed nominee; (v) the principal occupation or employment of the nominee; (vi) the class and number of shares of the Company stock beneficially owned by the nominee, if any; (vii) a description of all arrangements or understandings between the shareholder and each nominee and any other persons pursuant to which the shareholder is making the nomination; and (viii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to any person that the shareholder proposes to nominate for election or re-election as a director, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The Compensation Committee also reviews and recommends the compensation and benefits of our officers, reviews general policy matters relative to employee compensation and benefits, and administers the issuance of stock options, stock grants and discretionary bonuses to our officers, employees, directors and consultants.

The Compensation Committee met once in 2006. The Compensation Committee currently consists of Messrs. Williams and McCormick, both of whom are considered independent directors.

MANAGEMENT

Executive Officers and Key Employees

The following table sets forth certain information with respect to the executive officers of the Company.

Executive Officers

Name	Age	Position
Steven G. Ashton	62	President, Chief Executive Officer and Assistant Secretary of microHelix and of Moore

James E. Horswill	58	Chief Financial Officer, Corporate Controller and Secretary of microHelix and of Moore

James E. Horswill was appointed Corporate Controller in July 2005, Chief Financial Officer in February 2007 and Secretary in April 2007. From 1998 through 2003, Mr. Horswill was the Accounting Manager of Komatsu Silicon America, Inc, where he also served as Controller from 2003 through July 2005. Mr. Horswill received his Bachelor of Science in Business Administration from Linfield College and his M.B.A. from George Fox University.

Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during the last three fiscal years to our former President and Chief Executive Officer and our other executive officer who received compensation in excess of $100,000 in any year.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		All Other Compensation ($)		Total ($)
Tyram H. Pettit President and Chief Executive Officer, Director(1)	2006	$96,930							$96,930
	2005	$108,980	$25,000	(2)	$9,866	(3)			$133,980

Marti D. Lundy, Vice President - Moore Electronics, Director(4)	2006	$138,765					$14,400	(5)	$153,165
	2005	$107,302					$11,077	(5)	$118,379

(1)	Mr. Pettit did not receive any compensation for services rendered as a director. Mr. Pettit resigned as a director and officer of the Company and of Moore in March 2007.
(2)	Bonus granted upon completion of the acquisition of Moore.
(3)
Consists of unrestricted stock grant of 48,000 shares of Common Stock, and an unrestricted grant of 4,377 shares Mr. Pettit received in exchange for voluntarily surrendering all of his outstanding options to purchase shares of Common Stock, effective October 31, 2005. The value of the Company's Common Stock on that date was $0.28 per share.

(4)	Ms. Lundy did not receive any compensation for services rendered as a director. Ms. Lundy resigned as a director and officer of the Company and of Moore in October 2006.
(5)	Consists of automobile allowance.

Option Grants in Last Fiscal Year

No options were granted in 2006 to our named executive officers.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

None of our named executive officers held any outstanding stock options at December 31, 2006. No stock options were exercised by our named executive officers during 2006.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
James M. Williams	$6,450(1)	$450(2)	$6,900
Terrence A. Rixford	$4,450	$450(2)	$4,900
John L. Crary	$4,450	$450(2)	$4,900
James M. Thornton	$4,450	$450(2)	$4,900

(1)	Consists of $2,000 annual retainer, $1,000 retainer paid for service as Chairman of the Board, and $1,000 retainer paid for service as Chairman of the Compensation Committee.
(2)	Each director received an unrestricted grant of 10,000 shares of Common Stock during 2006, all of which were outstanding as of December 31, 2006.

Outside directors are eligible to be paid a $2,000 annual retainer, $350 for each Board of Directors meeting attended and $200 for each committee meeting attended. The Chairman of the Board, the Compensation Committee Chair and the Audit Committee Chair each are eligible to be paid an additional $1,000 retainer. Each of the outside directors received in 2006 a grant of 10,000 shares of the Company's Common Stock. Outside directors are reimbursed for their out-of-pocket expenses incurred on behalf of the Company. Employee directors do not receive any compensation for serving on the Board of Directors.

COMPENSATION COMMITTEE REPORT

Compensation Committee Report

Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers whose compensation exceeds $100,000. This information is provided in the Executive Compensation section of this Proxy Statement. Salary information is included for 2006 for Tyram H. Pettit, our then President and Chief Executive Officer, and for Marti D. Lundy, our then Vice President - Moore Electronics. Our current President and Chief Executive Officer, Steven G. Ashton, is not included because he was not appointed to that office until March 2007. No other executive officer of microHelix earned in excess of $100,000 in 2005.

Executive Compensation Philosophy

The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers and key managers of the Company. The Compensation Committee also recommends nominees for election as director to the Company's Board of Directors and serves as the Company's nominating committee.

Executive Compensation Components

The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers. The key components of the Company's compensation program are base salary, performance based incentive awards and equity participation. These components are administered with the goals of providing total compensation that is competitive as is reasonably feasible in the marketplace, rewarding successful financial performance and aligning executives' interests with those of shareholders. The Compensation Committee reviews each component of executive compensation on an annual basis and determines base salary and non-equity incentives for executive officers. The Compensation Committee also approves all stock option grants, stock grants and incentive compensation plans.

Base Salary. Base salaries for executives are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executives. Changes in base salaries of executives are based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive in developing and executing the Company's strategic plans, developing management employees and exercising leadership.

Performance Incentive. The Compensation Committee believes that a significant proportion of total cash compensation for executives should be subject to attainment of specific Company financial performance criteria, including earnings, cash management, achievement of annual business plan targets and individual objectives.

Stock Grants. In addition to a performance incentive program described above, stock grants and options may be awarded to executives primarily based on the executive's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. These awards are designed to retain executives and motivate them to enhance shareholder value by aligning the financial interests of executives with those of shareholders. Stock grants also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years. The Company does not intend to grant stock options in the foreseeable future.

Compensation of Chief Executive Officer

Mr. Tyram H. Pettit served as the Company's President and Chief Executive Officer from August 2002 to March 2007. For 2006 Mr. Pettit received a base salary of $96,930 with respect to 2006. This information is detailed in the Executive Compensation section of this Proxy Statement.

Respectfully submitted,

Compensation Committee:

James M. Williams, Chair
William C. McCormick

AUDIT COMMITTEE REPORT

The members of the Audit Committee during 2006 were John L. Crary, Terrence Rixford and James M. Thornton (until January 2007). Mr. Crary was an independent director. Mr. Thornton was an independent director. Mr. Rixford was not an independent director since he was employed by the Company within the past three years. The Board of Directors appointed Mr. Rixford to the Audit Committee in recognition of his long-term experience with the Company and his expertise in accounting and financial matters. The Board of Directors appointed William C. McCormick and James M. Williams to the Audit Committee in April 2007.

The Audit Committee operates under a written charter adopted by the Board of Directors. The primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. The Audit Committee annually reviews and selects of the Company's independent accountants.

Management is responsible for preparing the Company's financial statements. The independent accountants are responsible for performing an independent audit of the Company's audited financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the 2006 audited financial statements with management and the Company's independent accountants that audited those statements, Peterson Sullivan PLLC. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Company's independent accountants provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based on the above discussions and review with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006.

Respectfully submitted,

Audit Committee:

William C. McCormick, Chair
James M. Williams

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who beneficially own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than 10% of the Common Stock are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% beneficial owners have been filed in a timely manner, except that (i) James M. Williams filed one late Form 4 in connection with stock granted as compensation for service on the Company's Board of Directors and as a result of the dividend paid on and the conversion of the Series B Preferred Stock on August 17, 2006; (ii) James M. Thornton, John R. Crary and Terrence A. Rixford, former directors, each filed one late Form 4 in connection with stock granted as compensation for service on the Company's Board of Directors and as a result of the dividend paid on and the conversion of the Series B Preferred Stock on August 17, 2006; (iii) James E. Horswill filed late a Form 3 upon his appointment as an executive officer of microHelix; (iv) Yee Ling Hayden failed to file a Form 4 in connection with a change in ownership due to the dividend paid on and the conversion of the Series B Preferred Stock on August 17, 2006; and (v) MH Financial Associates, LLC filed late its Form 13D.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information, as of April 13, 2007, with respect to the beneficial ownership of the Common Stock and Series C Preferred Stock of the Company by: (i) each shareholder known by us to be the beneficial owner of more than 5% of the Common Stock and of our Series C Preferred Stock; (ii) each of our directors; (iii) our Chief Executive Officer and our other executive officers; and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each person listed below is: c/o microHelix, Inc., 19500 SW 90th Court, Tualatin, Oregon 97062. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days of April 13, 2007 are deemed beneficially owned and outstanding for purposes of computing the percentage owned by the person holding such securities, but are not considered outstanding for purposes of computing the percentage of any other person, except with respect to Series C Preferred. Since each share of Series C Preferred is immediately convertible into ten shares of Common Stock, and thus has ten votes, it has been assumed for purposes of calculating a person's total beneficial ownership that all shares of Series C Preferred have been converted into shares of Common Stock. Unless otherwise noted, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite that shareholder's name. The information in the following table also assumes that the increase in the authorized capital stock of the Company is approved pursuant to Proposal 2 below.

	Shares Beneficially Owned
Name of Beneficial Owner	Common Stock	Series C Preferred	Total	Percent
MH Financial Associates, LLC	8,496,532(1)	2,790,700	11,287,232	49.1%
Aequitas Catalyst Fund, LLC	3,891,300(2)	0	3,891,300	21.2%
Yee Ling Hayden	2,334,790(3)	0	2,334,790	13.4%
Paulson Investment Company, Inc.	2,182,405(4)	0	2,182,405	12.6%
Thurman Holdings 1, Limited Partnership	999,975(5)	0	999,975	6.5%
James M. Williams	4,246,595(6)	0	4,246,595	24.8%
Steven G. Ashton	1,000,000(7)	0	1,000,000	6.5%
William C. McCormick	10,000	0	10,000	*
James E. Horswill	4,375	0	4,375	*
Directors and Officers as a Group (4 persons)	5,260,970(8)	0	5,260,970	29.1%

*Less than 1%

(1) Includes warrants to purchase 8,496,532 shares of Common Stock. Business Address is 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035.

(2) Includes warrants to purchase 3,891,300 shares of Common Stock. Business Address is 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035.

(3) Includes a warrant to purchase 100,000 shares of Common Stock held by Trust Company of America for the benefit of Yee Ling Hayden. Business address is 7103 S. Revere Parkway, Englewood, Colorado 80112.

(4) Business address is 811 SW Naito Parkway, Suite 200, Portland, Oregon 97204.

(5) Includes warrants to purchase 999,975 shares of Common Stock. Business Address is 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035.

(6) Includes 1,578,687 shares of Common Stock and warrants to purchase 2,608,725 shares of Common Stock held by a corporation controlled by Mr. Williams. Mr. Williams's retirement plan and a corporation controlled by Mr. Williams is also a member of MH Financial Associates, LLC, but he has no control over the voting or disposition of any securities held by MH Financial Associates, LLC.

(7) Includes warrants to purchase 1,000,000 shares of Common Stock.

(8) Includes warrants to purchase 3,608,725 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 8, 2005, we issued a promissory note in the amount of $1,250,000 to Marti D. Lundy as part of the Moore acquisition (the "Original Note"). MH Financial assumed the Original Note from Ms. Lundy on October 19, 2006. On that date, the principal amount outstanding was $1,028,982.  Subsequently, on March 12, 2007, MH Financial loaned an additional $750,000 to the Company by adding that amount to the Original Note, which was amended to become the "Amended Note," for a total principal amount of $1,778,964. The Amended Note bears current interest at a rate of 12% per annum ("Current Interest"). Additional interest accrues on the Amended Note at a rate of 8% per annum, which is compounded quarterly and is payable at maturity ("Deferred Interest"). microHelix will make separate payments with respect to $1,006,086 of the principal under the Original Note ("Loan 1") and with respect to $750,000 of the principal added in the Amended Note ("Loan 2"). Beginning April 19, 2007 and on the same day of each subsequent month, microHelix will pay $20,000 per month to be applied to Current Interest and principal on Loan 1 and will pay $7,500 per month of Current Interest on Loan 2. On September 30, 2007, microHelix will make an additional payment of accrued Current Interest through that date with regard to Loan 2. Beginning on October 31, 2007, and on the last day of each subsequent month through and including May 31, 2008, microHelix will pay $87,555 per month to be applied against the Current Interest and principal balance of Loan 2. All amounts outstanding under the Amended Note, including the Deferred Interest, are due and payable on June 30, 2008. James M. Williams, one of our directors, is an indirect investor in MH Financial through a retirement plan and a corporation controlled by Mr. Williams.

On December 28, 2006, microHelix issued a note to James M. Williams in the principal amount of $150,000, together with interest on the unpaid principal at the rate of 15% per annum. microHelix used the proceeds from the note for working capital. On March 12, 2007, microHelix repaid the entire principal balance and accrued but unpaid interest.

The terms of the above transactions were as favorable to us as those generally available from unaffiliated third parties. Each transaction was ratified by a majority of our directors who did not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

INDEPENDENT ACCOUNTANTS

On September 25, 2006, the Company approved the engagement of Peterson Sullivan PLLC to serve as the Company's independent registered public accountants for the fiscal year ending December 31, 2006. During the fiscal years ended December 31, 2004 and 2005 and through the date hereof, the Company did not consult Peterson Sullivan PLLC with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or events.

Peterson Sullivan PLLC has been selected as the Company's independent public accountants for the current year. Representatives from Peterson Sullivan PLLC are not expected to be present at the Annual Meeting; however, representatives from Peterson Sullivan PLLC are expected to be available to respond to appropriate questions via telephone at the Annual Meeting and will have the opportunity to make a statement if they desire to do so.

Stonefield Josephson, Inc. ("Stonefield") served as the Company's independent public accountants for the fiscal year ended December 31, 2005. On September 21, 2006, the Company dismissed Stonefield as our independent registered public accounting firm. Stonefield's reports on the Company's financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern. The decision to change accountants was approved by the Company's Audit Committee. The Company's decision to change accountants was not the result of any disagreements between Stonefield and us on matters of accounting principles or practices, financial statement disclosure or audit scope or procedures.

Stonefield advised the Company in connection with its audit for the year ended December 31, 2004 that two adjustments needed to be made with regard to the interim financial statements prepared for the periods ending March 31, 2004 and June 30, 2004. The Company acknowledged that these recommended adjustments to the interim financial statements reflected a material weakness under standards established by the Public Company Accounting Oversight Board. The adjustments were made and the Company's internal controls were changed as disclosed in Item 8A of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Stonefield for 2005 and 2006.

	2005	2006
Audit Fees	$326,849	$271,503
Audit-Related Fees	-	-
Tax Fees	5,900	-
All Other Fees	13,028	-

Totals	$345,777	271,503

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Peterson Sullivan PLLC for 2006.

2006
Audit Fees	$13,983
Audit-Related Fees	$-
Tax Fees	$-
All Other Fees	$-

Totals	$13,983

Audit Fees. Audit services of Stonefield and of Peterson Sullivan PLLC for 2006 and 2005 consisted of examination of the consolidated financial statements of the Company, quarterly reviews of the financial statements and services related to the filings made with the SEC. The increase in the fees for audit services in 2005 is primarily related to the acquisition of Moore in April 2005.

Tax Fees. Tax preparation services were provided in 2006 by Geffen Mesher & Company, P.C.. Tax fees included in 2005 relate to filing the required tax reports for the fiscal year ended December 31, 2004 and an accrual for tax preparation fees for the 2005 returns.

All Other Fees. There were no fees billed by Stonefield or Peterson Sullivan PLLC for services other than as described under "Audit Fees" for the years ended December 31, 2005 or December 31, 2006. In 2005, The Mentor Group provided asset valuation services relating to the acquisition of Moore.

All of the services described above were approved by the Audit Committee. The Audit Committee has not adopted formal pre-approval policies, but has the sole authority to engage the Company's outside auditing and tax preparation firms and must approve all tax consulting and auditing arrangements with the independent accounting firms prior to the performance of any services. Approval for such services is evaluated during Audit Committee meetings and must be documented by signature of an Audit Committee member on the engagement letter of the independent accounting firm.

PROPOSAL 2: INCREASE IN AUTHORIZED SHARES

At the Annual Meeting, the Common Stock shareholders and the holder of the Series C Preferred, voting as a single voting group, will consider whether to amend the Company's Amended and Restated Articles of Incorporation, as amended ("Articles"), to increase the number of shares of Common Stock the Company is authorized to issue to 100,000,000 and the number of shares of Preferred Stock the Company is authorized to issue to 10,000,000. A vote in favor of the amendment by a majority of the outstanding shares of Common Stock and of Series C Preferred Stock, voting as a single voting group, is required to approve the amendment.

In connection with an additional loan by MH Financial made on March 12, 2007, the Company agreed to use commercially reasonable efforts to obtain shareholder approval at the Annual Meeting to increase the authorized capital stock as set forth above. microHelix issued warrants to purchase a total of 15,196,533 shares of Common Stock to MH Financial in connection with MH Financial's assumption of a promissory note, and subsequent amendment to that promissory note pursuant to an additional loan of $750,000 to the Company, and the purchase of Series C Preferred Stock of the Company. The exercise of MH Financial's warrants requires an increase in the authorized capital of the Company, and the exercise of such warrants is conditioned upon such increase. Shareholders holding approximately 52.7% of the voting capital stock of microHelix have executed and delivered to MH Financial a voting agreement under which they have agreed to vote to approve the foregoing increase in authorized capital stock.

This proposal 2 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes are not counted for or against the proposal. Executed but unmarked proxies submitted by shareholders of record will be voted for the amendment of the Articles to increase the number of authorized shares of Common Stock and Preferred Stock.

The Board of Directors unanimously recommends that the shareholders vote FOR the amendment to the Articles increasing the number of shares of Common Stock and Preferred Stock the Company is authorized to issue.

PROPOSAL 3: SALE OF STOCK OF MOORE AND OPERATING ASSETS OF MICROHELIX TO MH FINANCIAL OR ITS ASSIGNS

At the Annual Meeting, the Common Stock shareholders and the holder of the Series C Preferred, voting as a single voting group, will consider whether to approve the sale of all of the stock of Moore and of all of the operating assets of the Company to MH Financial or its assigns under the terms set forth below (the "Sale"). A vote in favor of the Sale by a majority of the outstanding shares of Common Stock and of Series C Preferred Stock, voting as a single voting group, is required to approve the Sale.

As additional consideration to MH Financial for extending additional credit to us in connection with the Amended Note on March 12, 2007, our Board of Directors approved in the Sale (subject to approval by our shareholders) the sale to MH Financial or its assigns of all of the Company's microCoax division's assets, which comprise substantially all of our operating assets, and all issued and outstanding shares of Moore. The closing date for the Sale would be not later than September 30, 2007. The Sale is subject to the following terms and conditions:

(a)
The purchase price for the Sale would consist of the Company's release from liability under the Amended Note, including all amendments and modifications thereto, and assumption by the purchaser or by Moore of all of our loans, debts and payables.

(b)	All of our outstanding Series C Preferred Stock (which is currently held by MH Financial) is converted into shares of our Common Stock before or concurrently with the closing of the Sale.

(c)
Our Board of Directors retains the fiduciary right to obtain a better offer for the purchase of us and/or our assets (an "Alternative Sale"), provided that no Event of Default (as defined in the Amended Note) has occurred and is continuing, and, subject to MH Financial's right to close the Sale as set forth in (d) below, all principal, interest and other amounts due under the Amended Note are paid in full before the closing of the Sale and contemporaneously with the closing of the Alternative Sale.

(d)
MH Financial or its assigns may close the Sale at any time following approval of the Sale by our shareholders and prior to October 1, 2007. Following such approval, MH Financial may give us notice of its intent to close the Sale. If we have not closed an Alternative Sale within 10 days following MH Financial's notice, we and MH Financial shall proceed to close the Sale within 20 days following MH Financial's notice or such longer period as is mutually agreed.

Following completion of the Sale, the Company would have no assets or liabilities, approximately 55% of its capital stock would be beneficially owned by MH Financial and approximately 45% of its capital stock would be beneficially owned by all other shareholders. No federal or state regulatory requirements must be complied with, nor must approval be obtained in connection with the Sale other than approval of our shareholders pursuant to this Proposal 3. Our Board of Directors believes the sale to MH Financial may enable the Company's shareholders to realize some value for their shares.

MH Financial's principal executive offices are 5300 Meadows Road, Suite 400, Lake Oswego, OR 97035, telephone (503) 419-3500. The Company's principal executive offices are 19500 SW 90th Court, Tualatin, OR 97062, telephone (503) 692-5333. MH Financial is an affiliate of Aequitas Capital Management, Inc., an investment firm providing private equity and commercial finance products to the middle market, healthcare and energy sectors. Aequitas Capital Management, Inc. is our exclusive financial advisor. James M. Williams, the Company's Chairman of the Board, is an indirect investor in MH Financial through a retirement plan and a corporation controlled by Mr. Williams. William C. McCormick, one of our directors, serves on the Advisory Board of Aequitas Capital Management, Inc. The description of the Company's business is incorporated by reference to our annual report on Form 10-KSB for the year ended December 31, 2006, which has been provided with this proxy statement.

Shareholders holding approximately 52.7% of the voting capital stock of microHelix have executed and delivered to MH Financial a voting agreement under which they have agreed to vote to approve the Sale, subject to the Board of Director's fiduciary right to approve an Alternative Sale.

Dissenters' Rights

The following discussion is not a complete statement of the law pertaining to dissenters' rights under the Oregon Business Corporation Act ("OBCA") and is qualified in its entirety by the full text of Sections 60.551-60.594 of the OBCA, which is reprinted in its entirety as Exhibit A to this Proxy Statement.

EXHIBIT A SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF COMMON STOCK WHO WISHES TO EXERCISE DISSENTERS' RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, SINCE FAILURE TO COMPLY WITH THE PROCEDURES OF THE STATUTE WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

A holder of Company Common Stock who wishes to dissent from the Sale (a "Dissenting Holder") must satisfy the following conditions, among others:

(i) Written objection. Prior to the vote to be taken at the Annual Meeting on June 15, 2007 or any adjournment or postponements thereof, the shareholder must file a written objection to the Sale with the Company before the Annual Meeting at the Company's offices at 19500 SW 90th Court, Tualatin, Oregon 97062, Attention: Dissenters' Rights Processing; and

(ii) No vote in favor. The shareholder must not vote in favor of the Sale.

Upon approval of the Sale, the Company will send to each Dissenting Holder written notice along with a copy of 60.551 to 60.594 of the OBCA no later than 10 days after the corporate action is taken (i) stating where such Dissenting Holder must send his or her written payment demand, (ii) stating where and when certificates representing the Common Stock must be deposited, (iii) setting a date by which such written payment demand must be received (not fewer than 30 nor more than 60 days after the date the notice was delivered to the Dissenting Holder). A holder of Common Stock who does not demand payment, certify that he or she acquired the shares before the first public announcement of the Sale, or deposit his or her shares within the time provided by such notice will not be entitled to dissenters' rights.

Only a holder of record of the Common Stock, or a person duly authorized and explicitly purporting to act on his or her behalf, is entitled to assert a right to payment for the Common Stock registered in such holder's name. Beneficial owners who are not record holders and who wish to exercise appraisal rights are advised to consult promptly with the appropriate record holders as to the timely exercise of appraisal rights. A record holder, such as a broker, who holds Common Stock as a nominee for others, may exercise appraisal rights with respect to the Common Stock held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the written demand should set forth the number of shares of Common Stock as to which the demand is made. Where no Common Stock is expressly mentioned, the demand will be presumed to cover all Common Stock held in the name of such record holder.

A demand for payment of the fair value of Common Stock owned of record by two or more joint holders must identify and be signed by all of the Dissenting Holders. A demand for payment of fair value of Common Stock signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity must so identify the persons signing the demand.

The Company will pay to each Dissenting Holder who complies with the procedures described above, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the amount that the Company estimates to be the fair value of such Dissenting Holder's shares. The term "fair value" means the value of the shares immediately before the Sale, excluding any appreciation or depreciation in anticipation of the Sale unless such exclusion would be inequitable. The Company will provide, along with such payment, the Company's balance sheet, income statement and statement of changes in shareholders' equity for its last fiscal year and any recent interim financial statements, an explanation of how the Company estimates the fair value of the shares and how the accrued interest was calculated and certain other information.

Any Dissenting Holder who is dissatisfied with such payment or such offer may, within 30 days of the payment or offer for payment, notify the Company in writing of his or her estimate of the fair value of his or her shares and the amount of interest due, and demand payment therefor.

If any Dissenting Holder's demand for payment is not settled within 60 days after receipt by the Company of the Dissenting Holder's payment demand described in the last sentence, the OBCA requires that the Company commence a proceeding in Multnomah County, Oregon, Circuit Court to determine the fair value of the shares, naming all Dissenting Holders whose demands remain unsettled as parties to the proceeding. The OBCA provides that "fair value," with respect to the Dissenting Holder's shares, means the value of the shares immediately before the effectuation of the Sale, excluding any appreciation or depreciation in anticipation of the Sale unless exclusion would be inequitable. AS A RESULT OF SUCH PROCEEDING, FAIR VALUE MAY BE DETERMINED TO BE MORE THAN OR LESS THAN THE COMMON STOCK VALUATION USED FOR PURPOSES OF THE SALE.

The court may appoint one or more persons as appraisers to receive evidence and recommend the fair value of the shares. Court costs and approval fees would be assessed against the Company, except that the court may assess such costs against some or all of the Dissenting Holders to the extent that the court finds the Dissenting Holders acted arbitrarily, vexatiously or not in good faith in demanding payment or to the extent the court finds equitable.

A holder of Company Common Stock who fails to follow these procedures will lose the right to dissent from the Sale. A negative vote, alone, will not constitute the written objection required prior to the Special Meeting. Any shareholder making a written demand for payment is thereafter entitled only to payment as provided in the OBCA, and is no longer entitled to vote or otherwise exercise any shareholder rights as to the shareholder's shares of Common Stock. Consent of the Company is required for the withdrawal of demand for payment.

This proposal 3 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes are not counted for or against the proposal. Executed but unmarked proxies submitted by shareholders of record will be voted for approval of the Sale.

The Board of Directors unanimously recommends that the shareholders vote FOR the sale of the stock of Moore and the operating assets of the Company to MH Financial or its assigns in the Sale.

PROPOSAL 4:

APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE
COMMON STOCK AT A RATIO OF 1-FOR-7

General

The Board of Directors is seeking shareholder approval of an amendment to the Company's Amended and Restated Articles of Incorporation to effect a reverse stock split of the Common Stock at a ratio of 1-for-7 (the "Reverse Stock Split"). If the Reverse Stock Split is approved by the shareholders, the Board of Directors intends, promptly following the Annual Meeting, to effect the Reverse Stock Split by filing an appropriate amendment to the Company's Amended and Restated Articles of Incorporation. The closing price of the Common Stock on April 13, 2007 as reported on the Nasdaq Over the Counter Bulletin Board was $0.21 per share.

The Board of Directors reserves the right notwithstanding shareholder approval, and without further action or approval by the shareholders, to decide not to proceed with the Reverse Stock Split if at any time prior to its effectiveness it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Background and Purpose for the Reverse Stock Split

The primary purpose of the Reverse Stock Split is to reduce the number of shares outstanding and increase the number of authorized shares the Company may issue in the future. The Board of Directors believes that the Reverse Stock Split will increase the Company's flexibility in responding to future capital requirements.

Certain Risks Associated with the Reverse Stock Split

The Company cannot predict the effect of the Reverse Stock Split upon the market price for the Common Stock, and the history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•
the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the Reverse Stock Split;

•	the Reverse Stock Split will not adversely impact the market price of the Common Stock; or

•	the marketability of the Common Stock will improve as a result of approval of the Reverse Stock Split.

The market price of the Common Stock will be based on the Company's performance and other factors, many of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitaliza-tion may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that would be outstanding after the Reverse Stock Split may significantly reduce the trading volume of the Common Stock and could otherwise adversely affect the liquidity of the Common Stock.

The reverse stock split, if effected, may result in some shareholders owning "odd-lots" of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

Principal Effects of the Reverse Stock Split

If approved and effected, the Reverse Stock Split would have the following principal effects:

•	at the time the Reverse Stock Split is effected, every seven shares of Common Stock will automatically be combined and converted into one share of Common Stock;

•	the number of shares of Common Stock issued and outstanding will be reduced proportionately, reducing the number of outstanding shares of Common Stock to approximately 2,069,297; and

•
proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock, which will result in approximately the same aggregate price being required to be paid upon exercise of such options or warrants immediately preceding the Reverse Stock Split.

If approved and effected, the Reverse Stock Split will be effected simultaneously for all of the Common Stock and the ratio will be the same for all of the Common Stock. As described below, fractional shares created by the reverse stock split will be rounded up to the nearest whole share. The Reverse Stock Split will affect all shareholders uniformly and will not affect any shareholder's percentage ownership interest in the Company, except to the extent of such rounding.

Upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the Reverse Stock Split. As of April 13, 2007, the Company had 25,000,000 shares of Common Stock authorized and 14,485,082 shares of Common Stock issued and outstanding. In addition, the Company has, as of April 13, 2007, outstanding convertible securities that, if converted, would total approximately 17,246,803 shares of Common Stock. Assuming the increase in authorized capital stock described in Proposal 2 is passed, following the Reverse Stock Split, the Company will have 100,000,000 authorized shares of Common Stock and 10,000,000 authorized shares of preferred stock. Authorized but unissued shares will be available for issuance by the Company in financings or otherwise. If the Company issues shares of preferred stock or additional shares of Common Stock, the ownership interest of holders of Common Stock may be diluted. Also, the issued shares of preferred stock may have rights, preferences or privileges senior to those of the Common Stock.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, including without limitation the sale of all of the stock of Moore and the Company's operating assets, as described in Proposal 3, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board of Directors and shareholders. Other than the Reverse Stock Split, the Company's Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Articles that could be construed to affect the ability of third parties to take over or change the control of the Company.

The currently issued and outstanding Common Stock will remain fully paid and non-assessable. The respective voting rights and other rights that accompany the Common Stock will not be altered by the Reverse Stock Split. The par value of the Common Stock and the Company's total shareholders' equity will not be affected by the Reverse Stock Split.

The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934. All shares and per share information will be retroactively adjusted following the effective date to reflect the Reverse Stock Split for all periods presented in future Securities and Exchange Commission filings.

Fractional Shares

The conversion of a shareholder's existing shares into post-reverse split shares may result in the creation of fractional shares. No cash, scrip or fractional certificates will be issued in connection with the reverse stock split. All fractional shares will be rounded up to the nearest whole share. Post-reverse split shares issued due to upward rounding will be issued solely to save the expense and administrative burden of issuing fractional shares, and do not represent separately bargained-for consideration.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the shareholders approve the Reverse Stock Split, and the Board of Directors implements the reverse stock split, the Company will file an amendment to the Company's Amended and Restated Articles of Incorporation (the "Amendment") with the Secretary of State of the State of Oregon. The Reverse Stock Split will become effective at the time the Amendment is filed, which is referred to as the "effective time." Beginning at the effective time, each certificate representing pre-split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-split shares. The text of the Amendment to effect the reverse stock split, if implemented, will be in substantially the form attached to this Proxy Statement as Exhibit B; provided, however, that the form of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Oregon and as the Board of Directors deems necessary and advisable to effect the Reverse Stock Split.

Following the effective time, transmittal forms and instructions specifying the details of the exchange will be mailed to each record holder of shares of Common Stock, to be used in forwarding such holder's Common Stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such shareholder holds as a consequence of the Reverse Stock Split. The Company expects that UMB Bank, N.A., its transfer agent, will act as exchange agent for this purpose. Upon receipt of the transmittal form and instructions, each shareholder should surrender the certificates evidencing shares of Common Stock following the Reverse Stock Split in accordance with the applicable instructions. Each shareholder surrendering share certificates will receive new certificates evidencing the whole number of shares of Common Stock to which such shareholder is entitled as a consequence of the Reverse Stock Split. Shareholders will not be required to pay any transfer fee or other fees associated with the exchange of certificates. New certificates of Common Stock will also be issued in due course as old certificates are tendered to the transfer agent for exchange or transfer. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES, NOR SHOULD SHARE-HOLDERS SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Federal Income Tax Consequences

The following discussion generally describes the material federal income tax consequences of the Reverse Stock Split to the Company's shareholders and to the Company. The following discussion does not address any foreign state, local tax or alternative minimum income or other federal tax consequence of the proposed reverse stock split. The actual consequences for each shareholder will be governed by the specific facts and circumstances pertaining to that shareholder's acquisition and ownership of the Common Stock. Thus, the Company makes no representations concerning the tax consequences for any particular shareholder. The Company recommends that each shareholder consult with his or her own tax advisor concerning the tax consequences of the Reverse Stock Split, including federal, state and local, or other income tax.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. However, the Company believes that because the Reverse Stock Split is not part of a plan to periodically increase a shareholder's proportionate interest in the Company's assets or earnings and profits, the Reverse Stock Split will have the income tax effects as described below.

Other than the rounding in connection with fractional share interests described above, the receipt of Common Stock in the Reverse Stock Split should not result in any taxable gain or loss to shareholders for federal income tax purposes. If the Reverse Stock Split is effected, the tax basis of Common Stock received as a result of the Reverse Stock Split (including any shares issued pursuant to rounded fractional share interests) will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock outstanding prior to the Reverse Stock Split. For tax purposes, the holding period of the shares outstanding immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the Common Stock received as a result of the Reverse Stock Split.

No Appraisal or Dissenters' Rights

Under Oregon law, shareholders are not entitled to appraisal or dissenters' rights with respect to the Reverse Stock Split.

Vote Required

To approve the Reverse Stock Split, the number of votes cast in favor of the proposal by holders of Common Stock must exceed the number of votes cast by holders opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists, but are not counted and have no effect on the determination of whether the number of votes cast in favor of the Reverse Stock Split exceed the number of opposing votes cast.

The Board of Directors Unanimously Recommends a Vote "For" the Reverse Stock Split.

DISCRETIONARY AUTHORITY

For this year's Annual Meeting of Shareholders, if notice of a shareholder proposal to be raised at the Annual Meeting is received at the principal executive offices of the Company after the date of this proxy statement, proxy voting on that proposal, when and if raised at the Annual Meeting, will be subject to the discretionary voting authority of the designated proxy holders.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

The Company expects to hold its 2008 Annual Meeting of Shareholders in June 2008. Therefore, any shareholder proposal intended for inclusion in the Proxy Statement and form of proxy relating to the Company's 2008Annual Meeting of Shareholders must be received by the Company not later than March 31, 2008, pursuant to the proxy solicitation regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

Any shareholder desiring to communicate with the Board of Directors, or one or more members, may do so by addressing his or her written correspondence to microHelix, Inc., Board of Directors, c/o Corporate Secretary, 19500 SW 90th Court, Tualatin, Oregon 97062. The Secretary of the Company will promptly forward all such communications to the specified addressees.

COST OF SOLICITATION

Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone or facsimile transmission. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by the Company. The Company has retained Allen Nelson & Co. to assist in the solicitation of proxies at an estimated cost of $5,000 plus reasonable out-of-pocket expenses. This solicitation will be by mail, telephone, and other means.

ADDITIONAL INFORMATION

A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006 accompanies this Proxy Statement. The Company will provide, without charge, on the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting, an additional copy of the Company's Annual Report on Form 10-KSB as filed with the SEC for the year ended December 31, 2005. Written requests should be mailed to Corporate Secretary, microHelix, Inc., 19500 SW 90th Court, Tualatin, Oregon 97062.

By Order of the Board of Directors,

JAMES M. WILLIAMS
Chairman of the Board

Tualatin, Oregon
April __, 2007

MICROHELIX, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF MICROHELIX, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 15, 2007

The undersigned shareholder of microHelix, Inc., an Oregon corporation (the "Company"), does hereby appoint Steve Ashton and James M. Williams, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. (Pacific Time) on June 15, 2007 at the offices of the Company, 19500 SW 90th Court, Tualatin, Oregon and any adjournments or postponements thereof upon the following matters. This proxy is solicited on behalf of the Company's Board of Directors.

1.	To elect the following persons as directors of the Company for the ensuing year:

James M. Williams	FOR	( )	WITHHOLD	( )
William McCormick	FOR	( )	WITHHOLD	( )
Steven G. Ashton	FOR	( )	WITHHOLD	( )

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

2.
To amend the Company's Amended and Restated Articles of Incorporation, as amended, to increase the number of shares of Common Stock and Preferred Stock the Company is authorized to issue to 100,000,000 shares and 10,000,000 shares, respectively.

For	( )
Abstain	( )
Withhold	( )

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

3.	To approve the sale of all of the stock of Moore Electronics, Inc. and of the operating assets of microHelix, Inc. to MH Financial Associates, LLC or its assigns.

For	( )
Abstain	( )
Withhold	( )

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

4.	To amend the Company's Amended and Restated Articles of Incorporation, as amended, to reflect a 1-for-7 reverse stock split of the Company's Common Stock.

For	( )
Abstain	( )
Withhold	( )

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

Note:
Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in the manner determined by a majority of the Board of Directors to be in the best interests of the Company.

PLEASE SIGN, DATE AND RETURN THIS PROXY FORM TODAY, USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK, "FOR" THE APPROVAL OF THE SALE OF COMPANY ASSETS, AND "FOR" THE 1-FOR-7 REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE COMPANY'S PROXY STATEMENT AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.

___________________________________	___________________________________
Typed or Printed name(s)	Title or authority, if applicable

___________________________________	___________________________________
Authorized Signature	Date

Please sign exactly as your name appears on this Proxy Form. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Form, please sign and return all such Proxy Forms in the accompanying envelope.

EXHIBIT A

2005 OREGON REVISED STATUTES
TITLE 7. CORPORATIONS AND PARTNERSHIPS
CHAPTER 60. PRIVATE CORPORATIONS
DISSENTERS' RIGHTS
(RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES)

60.551. Definitions for ORS 60.551 to 60.594.

As used in ORS 60.551 to 60.594:
(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ORS 60.554 and who exercises that right when and in the manner required by ORS 60.561 to 60.587.
(4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(7) "Shareholder" means the record shareholder or the beneficial shareholder.

60.554. Right to dissent.

(1) Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate acts:
(a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by ORS 60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;
(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
(c) Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
(d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
(A) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or
(B) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS 60.141;
(e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or
(f) Conversion to a noncorporate business entity pursuant to ORS 60.472.
(2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(3) Dissenters' rights shall not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System as a National Market System issue on the record date for the meeting of shareholders at which the corporate action described in subsection (1) of this section is to be approved or on the date a copy or summary of the plan of merger is mailed to shareholders under ORS 60.491, unless the articles of incorporation otherwise provide.

60.557. Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares regarding which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.
(2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:
(a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

(Procedure for Exercise of Rights)

60.561. Notice of dissenters' rights.

(1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under ORS 60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.
(2) If corporate action creating dissenters' rights under ORS 60.554 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send the shareholders entitled to assert dissenters' rights the dissenters' notice described in ORS 60.567.

60.564. Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action.
(2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

60.567. Dissenters' notice.

(1) If proposed corporate action creating dissenters' rights under ORS 60.554 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ORS 60.564.
(2) The dissenters' notice shall be sent no later than 10 days after the corporate action was taken, and shall:
(a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;
(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;
(d) Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and
(e) Be accompanied by a copy of ORS 60.551 to 60.594.

60.571. Duty to demand payment.

(1) A shareholder sent a dissenters' notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ORS 60.567 (2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.
(2) The shareholder who demands payment and deposits the shareholder's shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
(3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

60.574. Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ORS 60.581.
(2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

60.577. Payment.

(1) Except as provided in ORS 60.584, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ORS 60.571, the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.
(2) The payment must be accompanied by:
(a) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;
(b) A statement of the corporation's estimate of the fair value of the shares;
(c) An explanation of how the interest was calculated;
(d) A statement of the dissenter's right to demand payment under ORS 60.587; and
(e) A copy of ORS 60.551 to 60.594.

60.581. Failure to take action.

(1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under ORS 60.567 and repeat the payment demand procedure.

60.584. After-acquired shares.

(1) A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under ORS 60.587.

60.587. Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under ORS 60.577 or reject the corporation's offer under ORS 60.584 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:
(a) The dissenter believes that the amount paid under ORS 60.577 or offered under ORS 60.584 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;
(b) The corporation fails to make payment under ORS 60.577 within 60 days after the date set for demanding payment; or
(c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter's shares.

(Judicial Appraisal of Shares)

60.591. Court action.

(1) If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office is located, or if the principal office is not in this state, where the corporation's registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
(4) The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(5) Each dissenter made a party to the proceeding is entitled to judgment for:
(a) The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or
(b) The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ORS 60.584.

60.594. Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS 60.587.

(2) The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts the court finds equitable:
(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS 60.561 to 60.587; or
(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.
(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefited.

EXHIBIT B

PROPOSED AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

Article II(A) of the Amended and Restated Articles of Incorporation, as amended, of microHelix, Inc. is hereby amended by adding, to the end of such Article, the following:

"Effective upon the filing of this Amendment (the "Effective Time") each seven (7) shares of Common Stock issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall be combined and reclassified (the "Reverse Stock Split") as one (1) share of fully paid and nonassessable Common Stock of the Company ("New Common Stock"). No fractional shares of Common Stock of the Company shall be issued as a result of the Reverse Stock Split. A holder of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share of Common Stock as a result of the Reverse Stock Split shall, in lieu thereof, be entitled to receive a whole share, and the Company shall round up each such fractional share to the nearest whole share. Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, "Old Certificates") for cancellation pursuant to procedures adopted by the Company, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, "New Certificates") into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates."